SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 22, 2010
Date of Report (Date of earliest event reported)

AMERICAN EXPLORATION CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-141060	98-0518266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

407, 2nd St. SW Suite 700 Calgary, Alberta, Canada	T2P 2Y3
(Address of principal executive offices)	(Zip Code)

(403) 233-8484
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ X ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective on March 22, 2010, the Board of Directors of American Exploration Corporation, a Nevada corporation (the “Company”), approved and authorized the execution of a definitive merger agreement and plan of merger (the “Merger Agreement”) dated March 22, 2010 with Mainland Resources, Inc., a Nevada corporation (“Mainland Resources”). The Merger Agreement provides for a stock-for-stock merger to be effected under the laws of the State of Nevada whereby it is contemplated that the shareholders of the Company will receive one share of restricted common stock of Mainland Resources for every four shares of the common stock of the Company held of record. The specific share exchange ratio will be negotiated following the completion of “fairness opinions” conducted by independent financial advisors and technical due diligence by both Mainland Resources and the Company.   Currently, there are approximately 59,718,000 shares of American Exploration common stock outstanding, with the result that approximately 14,929,500 shares of Mainland common stock are anticipated to be issued to former stockholders of American Exploration upon completion of the merger. Based on the closing market price of Mainland’s common stock of $1.23 per share, as reported by the OTC Bulletin Board, on March 22, 2010, the total share consideration to be issued to American Exploration’s stockholders will be worth approximately $18,363,285, and they will hold approximately 15.6% of the issued and outstanding common stock of Mainland, as the surviving corporation.

As of the date of this Current Report, the Merger Agreement is subject to various conditions precedent including, but not limited to, the following: (i) approval by the shareholders of the Company and the shareholders of Mainland Resources of the Merger Agreement; (ii) completion of satisfactory due diligence by both the Company and Mainland Resources within thirty (30) days of the Execution Date of the business and affairs of the respective company to determine the general and economic feasibility of the merger; (iii) the number of Mainland Resources’ shareholders exercising dissenter rights available to them under Nevada law, which shall not exceed 5% of the total issued and outstanding shares of Mainland Resources common stock; (iv) receipt by the Company and Mainland Resources of a draft fairness opinion (each a “Fairness Opinion”) of its own independent financial advisor to the effect that as of the Execution Date, the merger is fair from a financial point of view to the shareholders of each respective company (subject to the assumptions, qualifications and limitations relating to such opinion); (v) the acceptance and approval of the Fairness Opinion by our Board of Directors and the board of directors of Mainland Resources, respectively; and (vi) confirmation of the accuracy and material compliance of the representations, warranties and covenants of the Company and those representations, warranties and covenants of Mainland Resources.

Important Additional Information Will Be Filed With The SEC

In connection with the proposed merger transaction between the Company and Mainland Resources  announced on March 23, 2010, Mainland Resources intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including a Registration Statement on Form S-4 (the “Registration Statement”), which will include a preliminary prospectus and related materials to register the securities of Mainland Resources to be issued in exchange for securities of the Company. The Registration Statement will incorporate a joint proxy statement/ prospectus (the “Proxy Statement/Prospectus”) that the Company and Mainland Resources plan to file with the SEC and mail to their respective stockholders in connection with obtaining stockholder approval of the proposed merger. The Registration Statement and the Proxy Statement/Prospectus will contain important information about the

Company, Mainland Resources, the merger and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available.  Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus when they become available, and other documents filed with the SEC by the Company and Mainland Resources, through the web site maintained by the SEC at www.sec.gov.  The Company shareholders will also receive information at an appropriate time on how to obtain these documents free of charge from the Company. In any event, documents filed by the Company wth the SEC may be obtained free of charge by contacting the Company at: American Exploration Corporation; Attention: Steven Harding; Facsimile:  (403) 775-4447.

Each of the Company and Mainland Resources and their respective directors and executive officers also may be deemed to be participants in the solicitation of proxies from their respective stockholders in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above.

SECTION 8 – OTHER EVENTS

Item 8.01                      Other Events.

On March 23, 2010, the Company issued a press release announcing that it had entered into the Merger Agreement as discussed in Item 1.01 above.  A copy of the press release is filed as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                      Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

2.1	Merger Agreement and Plan of Merger between Mainland Resources, Inc. and American Exploration Corporation dated March 22, 2010.

99.1	Press release of American Exploration Corporation dated March 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPLORATION CORPORATION
DATE: March 24, 2010	/s/ STEVEN HARDING ___________________________________ Name: Steven Harding Title: President/Chief Executive Officer
__________